CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this  Post-Effective  Amendment No. 16 to  Registration
Statement  No.33-58383  on Form N-1A of our  report  dated  November  18,  2005, relating to the financial  statements  of  Oppenheimer  International  Bond Fund appearing in the  Statement  of  Additional  Information,  which is part of such
Registration  Statement,   and  to  the  reference  to  us  under  the  headings
"Independent  Registered  Public Accounting Firm" in the Statement of Additional
Information and "Financial Highlights" in the Prospectus,  which is also part of such Registration Statement.

Deloitte & Touche LLP

Denver, Colorado
January 23, 2006